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                                                               EXHIBIT 99.8

To GreenMountain.com Company:

Roper Starch Worldwide Inc. hereby consents to the use of the 1998 Green Gauge Report and quotes therefrom and to all references to us included in or made a part of the Greenmountain.com Company Registration on Form S-1 (Registration No. 333-75171).

/s/ David B. Rockland
-------------------------------------

Name:David B. Rockland

Title:Senior Vice President

    Managing Director